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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-3 Registration No. 333-36307 filed on September 28, 1997 of our report dated March 20, 1998 (March 23, 1998 with respect to Note
O), which appears on page F-2 of the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended January 31, 1998 and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Richard A. Eisner & Company, L.L.P.

New York, New York
May 1, 1998